UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2018

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 SW 2nd Avenue,Gainesville, FL 32601
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 428-9605

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement

On March 28, 2018, SharpSpring, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”) with SHSP Holdings, LLC (“Investor”), pursuant to which the Company issued to Investor a Convertible Promissory Note in the aggregate principal amount of $8,000,000 (the “Note”). The Note Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investor. A description of the material terms of the Note is set forth under Item 2.03, below.

Simultaneously with the execution of the Note Purchase Agreement and the issuance of the Note, on March 28, 2018, the Company entered into the Investors’ Rights Agreement (the “Investors’ Rights Agreement”) by and among the Company, Investor and two management stockholders, Richard A. Carlson and Travis Whitton (the “Management Stockholders”). Under the Investors’ Rights Agreement, the Investor has customary demand and piggyback registration rights with respect to the shares of Company common stock, par value $.001 (the “Common Stock”), issued or issuable upon conversion of the Notes and, under specified conditions, held by members of Investor or Evercel Holdings LLC, an affiliate of Investor, or its members. In addition, Investor will have the right to designate one person for election to the Company’s Board of Directors for as long as Investor continues to hold any of the Notes, and the Company agreed to use its reasonable best efforts to cause such person to be elected to the Company’s Board at each annual meeting of the Company’s stockholders. The Management Stockholders also agreed under the Investors’ Rights Agreement, for so long as the Investor continues to hold any Notes and the respective Management Stockholders remain employed by the Company, to limit their sales of Common Stock to specified aggregate values. The Company further agreed, so long as any Notes are outstanding, to limit its outstanding senior indebtedness to 18.6% of the Company’s trailing 12-month revenue, based on the Company’s current credit facility limit as a percentage of trailing 12-month revenue.

The foregoing descriptions of the Note Purchase Agreement and the Investors’ Rights Agreement are not intended to be complete and are qualified in their entirety by the full text of the Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and the form of Investors’ Rights Agreement, a copy of which is attached hereto as Exhibit 4.2, each of which is incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

Pursuant to the Note Purchase Agreement, Company issued the Note to Investor on March 28, 2018 (the “Issue Date”). Interest on the Note will accrue at a rate of 5.0% per annum, beginning on the Issue date until the principal amount and all accrued but unpaid interest shall have been paid or converted into shares of Common Stock. The Note is an unsecured debt obligation of the Company, subordinate to the Company’s senior credit facility and subject to a Subordination Agreement by and between Investor and Western Alliance Bank dated as of March 28, 2018. A copy of the Form of Subordination Agreement is attached hereto as Exhibit 4.3.

The Note will be due and payable on the fifth anniversary of the Issuance Date (the “Maturity Date”). Interest under the Note will be due and payable on each anniversary of the Issuance Date, and will be paid by the issuance of additional convertible promissory notes of like tenor to the Notes (each, a “PIK Note” and, together with the Note, the “Notes”) with a principal amount equal to the accrued interest being paid by delivery of such PIK Note. Except under limited circumstances as described in the Note, the Company may not prepay any amounts under any of the Notes without the prior written consent of Investor. At the Maturity Date, the Company may elect to convert all outstanding Notes into shares of Common Stock at a conversion price equal to 80% of the volume weighted average closing price of the Common Stock for the 30 trading days prior to and including the Maturity Date. The Company will have the right to extend the Maturity Date for up to six months on up to three separate occasions, during which time interest would accrue on the outstanding principal amount of the Note at a rate of 10% per annum.

The principal amount of the Note and any accrued interest thereon may be converted, in whole or in part, into shares of Common Stock at any time prior to the Maturity Date at a conversion price of $7.50 per share, subject to customary adjustments (the “Conversion Price”). If the closing price of the Common Stock exceeds 175% of the Conversion Price for a period of 120 consecutive trading days, the Company will have the right to convert all of the outstanding Notes, provided that immediately prior to such conversion the Company will be required to issue to Investor any PIK Notes that would have been issued under the Note had it remained outstanding through the Maturity Date, and all such PIK Notes will be included in the conversion.

In the event of a Change in Control (as defined in the Note) of the Company prior to the Maturity Date, the Company would be required to issue to Investor any additional PIK Notes as would have been issued if the Note had remained outstanding through the Maturity Date, and Investor will have the right, at its option, to (i) convert the Note, in whole or in part, into the consideration receivable by holders of Common Stock in the Change in Control transaction, or (ii) require the Company or its successor to pay the outstanding principal amount and all accrued interest on the Note concurrently with the consummation of the Change in Control transaction.

The Note contains an “exchange cap” pursuant to which the Company and Investor have agreed that Investor will not attempt to convert any portion of the Note, and the Company will not issue to Investor any Common Stock upon any attempted conversion of the Note, if the number of shares of Common Stock issuable upon such conversion, plus (i) the number of shares of Common Stock issued pursuant to conversions prior thereto and (ii) the number of shares of Common Stock beneficially owned by any affiliate of Investor would (x) equal 20% or more of the number of the outstanding shares of Common Stock or (y) represent 20% or more of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company obtains stockholder approval permitting such issuance. The Company has agreed to seek stockholder approval of the issuance of the Common Stock to Investor upon conversion of the Notes at its next annual meeting of stockholders and at subsequent stockholder meetings as and if necessary.

The Note contains customary events of default, as defined in the Note (each, an “Event of Default”). If any Event of Default occurs, then, at any time thereafter and while such Event of Default is continuing, Investor may declare the entire outstanding principal amount of the Note and all accrued but unpaid interest to be immediately due and payable.

The foregoing description of the Note is not intended to be complete and is qualified in its entirety by the full text of the Note, the form of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02
Unregistered Sales of Equity Securities

On March 28, 2018, the Company entered into the Note Purchase Agreement with Investor, pursuant to which the Company issued the Note to Investor in the aggregate principal amount of $8,000,000. The principal amount of the Note and any accrued interest thereon may be converted, in whole or in part, into shares of Common Stock at any time prior to the Maturity Date at a conversion price of $7.50 per share, subject to customary adjustments. Assuming full conversion of the principal amount of the Notes and accrued interest on the Maturity Date, the Company anticipates that it would issue 1,361,000 shares of Common Stock. Additional information regarding the terms of conversion of the Note is provided under Item 2.03, above.

The Company offered and sold the Notes to Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.   The Company relied on these exemptions from registration based in part on representations made by Investor in the Note Purchase Agreement.

Item 8.01
Other Events

On March 28, 2018, the Company issued a press release announcing the issuance of the Note and the other transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note, attached as Exhibit A to the Note Purchase Agreement
4.2	Form of Investors’ Rights Agreement by and among SharpSpring, Inc., SHSP Holdings, LLC and the Management Stockholders signatory thereto, attached as Exhibit B to the Note Purchase Agreement
4.3	Form of Subordination Agreement by and between SHSP Holdings, LLC and Western Alliance Bank, attached as Exhibit C to the Note Purchase Agreement
10.1	Convertible Note Purchase Agreement among SharpSpring, Inc. and SHSP Holdings, LLC
99.1	Press Release dated March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: March 28, 2018	By: /s/ Edward S. Lawton
Edward S. Lawton Chief Financial Officer

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